Exhibit 99.1

Janover Launches its Insurtech Startup, Janover Insurance Group

Transforming the Landscape of Commercial Property Insurance through Generative AI

Engages Tyler Schapiro, CEO of Flagler Insurance as a Consultant

Boca Raton, FL – January 8, 2024 – Janover Inc. (Nasdaq: JNVR) (“Janover” or the “Company”), an AI-enabled platform for commercial real estate transactions, today announced that it has launched a new insurtech as a wholly owned subsidiary, Janover Insurance Group. This new venture is set to seamlessly integrate with Janover’s powerful generative AI applications and directly plug into its industry-leading marketing funnel. By leveraging Janover’s marketing funnel, which has over 88 million annual impressions on Google, Janover Insurance Group is expected to immediately gain broad distribution and enhance operational efficiencies.

Janover Insurance Group aims to transform the landscape of commercial property insurance through the application of generative AI and its unique access to data on the commercial property market. Initially focusing on multifamily and commercial property insurance, the subsidiary plans to expand its services to include Small and Medium Business (“SMB”) clients as it scales. This strategic expansion is aligned with Janover’s mission to deliver long-term shareholder value and enhance the success of its ecosystem by providing comprehensive, tech-first solutions to its commercial, multifamily, and small business entrepreneur customers.

“Our entrance into insurtech with Janover Insurance Group signifies a pivotal step on our ongoing journey to improve financial services for commercial real estate and SMB enterprises by building best in class, tech first solutions where they are most needed.” said Blake Janover, Chairman, and CEO of Janover Inc. “We believe that this specialized insurtech arm is the ideal product to add to our ecosystem as it solves a meaningful pain point in the market and leverages technology and systems we’ve already built. Our expertise in the practical application of generative AI and building marketplaces, combined with our robust marketing capabilities, positions us uniquely to redefine the commercial insurance space and offer unparalleled service to our clients. It further creates an end-to-end tech-first financial services firm for our customers; further enhancing our revenue with recurring, predictable income. By strengthening our financial foundation, we will be able to better service our customers as we continue to scale.”

To further bolster its expertise, Janover has engaged Tyler Schapiro, CEO of Flagler Insurance, as a strategic advisor for its commercial insurance arm. Mr. Schapiro brings nearly a decade of industry experience, including a proven track record in leading insurance agencies and executing roll-up strategies.

“The addition of Mr. Schapiro is a testament to our commitment to excellence and to surrounding ourselves with industry leaders,” added Blake Janover. “His experience executing on rollups, hiring and insights will be invaluable as we navigate this exciting new chapter in our journey.”

About Janover Inc.

Janover is a B2B fintech marketplace connecting commercial property borrowers and lenders with a human touch. The Company seeks to revolutionize the commercial real estate lending market by making it hyper-efficient, transparent, and accessible to all rather than the few. Through the Company’s online platform, it provides technology that connects commercial mortgage borrowers looking for capital to refinance, build, or purchase commercial property, including, but not limited to, apartment buildings, to commercial property lenders. Borrowers include, but are not limited to, owners, operators, and developers of commercial real estate including multifamily properties and most recently, a growing segment of small business owners, which Janover believes represents a significant growth opportunity. Lenders include small banks, credit unions, REITs, Fannie Mae® and Freddie Mac® multifamily lenders, FHA® multifamily lenders, debt funds, CMBS lenders, SBA lenders, and more. Additional information about the Company is available at: https://janover.co/.

To view the latest investor presentation, please visit https://ir.janover.co/.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” strategy,” “future,” “likely,” “may,”, “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) the effect of and uncertainties related the ongoing volatility in interest rates; (ii) our ability to achieve and maintain profitability in the future; (iii) the impact on our business of the regulatory environment and complexities with compliance related to such environment; (iv) our ability to respond to general economic conditions; (v) our ability to manage our growth effectively and our expectations regarding the development and expansion of our business; (vi) our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth and other risks and uncertainties more fully in the section captioned “Risk Factors” in the Company’s Registration Statement on Form S-1 related to the public offering (SEC File No. File No. 333-267907) and other reports we file with the SEC. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contact:

Crescendo Communications, LLC

Tel: 212-671-1020

Email: jnvr@crescendo-ir.com